UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

April 30, 2004

Modine Manufacturing Company
Exact name of registrant as specified in its charter
Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

TABLE OF CONTENTS

ITEM 5.     Other Events.

ITEM 7.     Exhibits

SIGNATURE

Exhibit Index

EX 2.1      Asset Purchase Agreement
EX-99.1     Press Release Dated April 29, 2004.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

On April 29, 2004, Modine Manufacturing Company (the "Company" or "Modine"), signed a definitive Asset Purchase Agreement with WiniaMando Inc., pursuant to which Modine will acquire the business and assets of WiniaMando's Automotive Climate Control Division ("ACC"). A copy of the Company's news release dated April 29, 2004 announcing the transaction is attached hereto as Exhibit 99.1. The summary of the agreement contained therein is qualified by the terms of the Asset Purchase Agreement, attached hereto as Exhibit 2.1.

Item 7.   Exhibits.
Exhibit 2.1	Asset Purchase Agreement between Modine Manufacturing Company and WiniaMando Inc. executed by the parties April 29, 2004.

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D. B. Rayburn
D. B. Rayburn President and Chief Executive Officer

By: /s/ D. R. Zakos
D. R. Zakos Vice President, General Counsel and Secretary

Date: April 30, 2004

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 2.1	Asset Purchase Agreement between Modine Manufacturing Company and WiniaMando Inc. executed by the parties April 29, 2004.

Exhibit 99.1

Modine Manufacturing Company's press release dated April 29, 2004 announcing the signing of an agreement with WiniaMando Inc. to purchase the business and assets of WiniaMando's Automotive Climate Control Division.